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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                            Exhibit Index is on Page 3

      Date of Report (Date of earliest event reported): November 18, 1997

                           CoreStates Financial Corp
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            (Exact name of registrant as specified in its charter)


      Pennsylvania                     0-6879                  23-1899716
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    (State or other                 (Commission              (IRS Employee
    jurisdiction of                 File Number)             Identification No.)
    incorporation)

                    Centre Square West, 1500 Market Street
                    Philadelphia, Pennsylvania               19101
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               (Address of principal executive offices)     (Zip Code)


          Registrant's telephone, including area code: (215) 973-7488
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        (Former name and former address, if changed since last report)

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Item 5.   Other Events.

          On November 18, 1997, CoreStates Financial Corp ("CoreStates") entered into an Agreement and Plan of Mergers (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of CoreStates into First Union Corporation ("First Union"). Pursuant to the Merger Agreement, each outstanding share of CoreStates common stock would be converted into 1.62 shares of First Union's common stock (the "Exchange Ratio"), subject to possible adjustment under certain circumstances.

          The Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests. Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval of the Merger Agreement by CoreStates' and First Union's stockholders, and approval by First Union's stockholders of an amendment to First Union's Articles of Incorporation to increase the number of authorized shares of First Union's common stock from 750,000,000 to 2,000,000,000; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (iii) receipt of opinions as to the tax and accounting treatment of certain aspects of the Merger; (iv) listing, subject to notice of issuance, of First Union's common stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

          In connection with the Merger Agreement, First Union and
CoreStates entered into the following Stock Option Agreements: (i) a stock option agreement dated November 18, 1997 (the "CoreStates Stock Option Agreement"), pursuant to which CoreStates granted to First Union an option to purchase, under certain circumstances, up to 39,364,847 shares of CoreStates common stock at a price, subject to certain adjustments, of $72.00 per share (the "CoreStates Option"); and (ii) a stock option agreement dated November 18, 1997 (the "First Union Stock Option Agreement"), pursuant to which First Union granted to CoreStates an option to purchase, under certain circumstances, up to 56,285,593 shares of First Union's common stock at a price, subject to certain adjustments, of $52.00 per share (the "First Union Option") (collectively, the "Option Agreements" and the "Options"). The CoreStates Option, if exercised, would give the holder thereof the right to acquire, before giving effect to the exercise of the CoreStates Option, up to 19.9% of the total number of shares of CoreStates' common stock outstanding. The First Union Option, if exercised, would give the holder thereof the right to acquire, before giving effect to the exercise of the First Union Option, up to 9.9% of the total number of shares of First Union's common stock outstanding. The Option Agreements were granted by the respective parties as conditions and inducements to each others' willingness to enter into the Merger Agreement. Under certain circumstances, the respective issuers of the Options may be required to repurchase the Options or the shares acquired pursuant to the exercise thereof.

          The Merger Agreement may be terminated under certain circumstances, including by the Board of Directors of CoreStates by giving notice to First Union if either (x) both (i) the average closing price of First Union's common stock for the ten full trading days ending on the date the Federal Reserve Board approves the Merger (the "Average Closing Price") is less than the product of the closing price of First Union's common stock (the "Starting Price") on the first full trading day after public announcement of execution of the Merger Agreement (the "Starting Date") and 0.85, and (ii) the number obtained by dividing the Average Closing Price by the Starting Price is less than the number obtained by (a) dividing the weighted average of the closing prices of a specified group index of bank stocks during the above-mentioned ten-day period by the weighted average closing prices of such bank stocks on the Starting Date and (b) subtracting 0.15, or (y) the Average Closing Price is less than the product of the Starting Price and 0.75. In the event CoreStates gives notice of its intent to terminate the Merger Agreement pursuant to the conditions set forth in the preceding sentence, First Union may determine, in its sole discretion, to increase the Exchange Ratio to eliminate CoreStates' right to terminate the Merger Agreement.

          A copy of a news release (the "News Release") relating to the Merger is being filed as Exhibit (99) to this report and is incorporated herein by reference.

Item 7.   Exhibits.
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99   Corestates Financial Corp News Release dated November 18, 1997.

                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CORESTATES FINANCIAL CORP
                                              (Registrant)

Dated: November 19, 1997                By /s/ David T. Walker
                                          ---------------------------
                                          David T. Walker
                                          Senior Vice President



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                                 Exhibit Index
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Exhibit No.                                                            Page
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99             CoreStates Financial Corp News
               Release dated November 18, 1997                           4



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